                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                          OF ARRIS INTERACTIVE L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY


                           dated as of March 31, 1999

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                          OF ARRIS INTERACTIVE L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS

ARTICLE I -INTRODUCTORY PROVISIONS................................................................................2
         Section 1.01.  Certain Definitions.......................................................................2
         Section 1.02.  Name......................................................................................9
         Section 1.03.  Principal Place of Business...............................................................9
         Section 1.04.  Purposes..................................................................................9
         Section 1.05.  Duration.................................................................................10
         Section 1.06.  Limitation of Liability..................................................................10
ARTICLE II - CAPITAL CONTRIBUTIONS; WITHDRAWAL OF CAPITAL; LIMITATIONS ON DISTRIBUTIONS; CAPITAL ACCOUNTS;
         ALLOCATIONS; RESTRICTIONS ON TRANSFER; ADDITIONAL FUNDING...............................................10
         Section 2.01.  Capital Contributions....................................................................10
         Section 2.02.  Withdrawal of Capital; Limitation on Distributions.......................................10
         Section 2.03.  Capital Accounts.........................................................................11
         Section 2.04.  Allocation of Net Profits and Net Losses.................................................12
         Section 2.05.  Restrictions on Transfers; Changes in Interest...........................................14
ARTICLE III - MANAGEMENT.........................................................................................16
         Section 3.01.  Members Committee........................................................................16
         Section 3.02   Officers.................................................................................19
         Section 3.03.  Matters Requiring the Approval of a Majority of the Members Committee....................20
         Section 3.04.  Matters Requiring the Approval of a Supermajority of the Members Committee...............23
         Section 3.05.  Transactions with Members................................................................25
         Section 3.06.  Conciliation Procedure...................................................................25
         Section 3.07.  Company's and Members' Indemnification of Members, Representatives and Officers..........25
         Section 3.08.  Remedies.................................................................................27
         Section 3.09.  Waiver...................................................................................27
         Section 3.10.  Ratification and Authorization...........................................................27
ARTICLE IV - BOOKS; ELECTIONS; BUDGETS; FISCAL YEAR..............................................................28
         Section 4.01.  Administrative Services, Books, Records and Reports......................................28
         Section 4.02.  Federal Income Tax Elections; Method of Depreciation; Classification for Tax Purposes....28
         Section 4.03.  Fiscal Year; Fiscal Quarters.............................................................28
         Section 4.04.  Reports..................................................................................28
         Section 4.05.  Annual Audit.............................................................................29

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

ARTICLE V - DISTRIBUTIONS........................................................................................29
         Section 5.01.  Distributions............................................................................29
         Section 5.02.  Restoration of Funds.....................................................................29
ARTICLE VI -TERM; DISSOLUTION; WINDING UP........................................................................29
         Section 6.01.  Term.....................................................................................29
         Section 6.02.  Dissolution..............................................................................29
         Section 6.03.  Procedure in Case of Certain Events of Dissolution.......................................30
         Section 6.04.  Procedure in Case of Certain Other Events................................................31
         Section 6.05.  Winding up Affairs and Distribution of Assets............................................33
ARTICLE VII - TERMS AND CONDITIONS OF EMPLOYMENT.................................................................34
         Section 7.01.  Legacy Employees.........................................................................34
         Section 7.02.  Employment Prior to Commencement Date....................................................34
         Section 7.03.  Identification of Employees..............................................................35
         Section 7.04.  Offers of Employment to Prospective Employees............................................35
         Section 7.05.  Loaned Employees.........................................................................37
         Section 7.06.  Credited Service.........................................................................37
         Section 7.07.  Plan Asset Transfer......................................................................37
         Section 7.08.  Post-Closing Employment Matters..........................................................37
ARTICLE VIII - MISCELLANEOUS.....................................................................................39
         Section 8.01.  Notices..................................................................................39
         Section 8.02.  Certificate Requirements.................................................................39
         Section 8.03.  Entire Agreement.........................................................................39
         Section 8.04.  Modification.............................................................................39
         Section 8.05.  Waivers..................................................................................39
         Section 8.06.  Severability.............................................................................39
         Section 8.07.  Further Assurances.......................................................................40
         Section 8.08.  Governing Law............................................................................40
         Section 8.09.  Counterparts.............................................................................40
         Section 8.10.  Limitation on Rights of Others...........................................................40
         Section 8.11.  Brokers and Finders......................................................................40
         Section 8.12.  Number and Gender........................................................................40
         Section 8.13.  Successors and Assigns...................................................................40
         Section 8.14.  Securities Laws..........................................................................40
         Section 8.15.  Waiver of Partition......................................................................40

Exhibit A               Members Committee
Exhibit B-1             BTD Products Budget
Exhibit B-2             Cornerstone Products Budget
Attachment B-3          Funding Requirements
Schedule 7.04(b)        Terms and Conditions of Employment

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


                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                          OF ARRIS INTERACTIVE L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY

                  AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Arris Interactive L.L.C., a Delaware limited liability company (the "Company"), dated as of March 31, 1999, by and between Nortel Networks LLC ("Nortel") and Antec Corporation ("Antec"; Nortel and Antec, collectively, the "Members").

                              W I T N E S S E T H:

                  WHEREAS, in November 1995 Northern Telecom Inc. ("NTI") and Antec formed the Company pursuant to the provisions of the Delaware Limited Liability Company Act, Del. Code title 6, Section 18-101, et seq., as amended from time to time (the "Act"), and entered into the Limited Liability Company Agreement of the Company, dated as of November 1, 1995 (the "Original LLC Agreement");

                  WHEREAS, the Original LLC Agreement was amended by that certain Agreement, dated as of February 27, 1998, by and among the Members and the Company;

                  WHEREAS, NTI has assigned all of its membership interest in the Company to Nortel and has withdrawn from the Company as a member immediately prior to the effectiveness of this Agreement, and Antec has consented to the admission of Nortel as a member pursuant to, and as further set forth in, the Second Framework Agreement among NTI, Nortel, Antec and the Company dated of even date herewith (the "Second Framework Agreement");

                  WHEREAS, in connection with the above admission of Nortel and withdrawal of NTI, and the making by Nortel of certain additional Capital Contributions to the Company pursuant to the Asset Sale and Contribution Agreement, of even date herewith, by and between Nortel and the Company (the "BTD Asset Contribution Agreement"), the parties desire to amend and restate the Original LLC Agreement in its entirety; and

                  WHEREAS, it is intended that, subject to the provisions of this Agreement and related agreements between the parties, the Company shall design and manufacture and have manufactured, and sell and distribute, the Company Products and provide services relating thereto (the "Business Scope");

                  NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                             INTRODUCTORY PROVISIONS

                  Section 1.01.  Certain Definitions.  As used herein:

                  "Act" means the Limited Liability Company Act of the State of Delaware, as the same may be amended from time to time.

                  "Additional Loans" means the additional loans made to the Company under Section 11 of the Arris Loan Agreement.

                  "Affiliate" of any Person means, in the case of any Affiliate of Nortel or NTI, Northern Telecom Limited and any Person who is controlled by Northern Telecom Limited and, in the case of any Affiliate of Antec, any Person who is controlled by Antec; provided, however, that for the purposes of the definition of the term "End User Revenue" herein, any Person which has 30% or more of its equity securities, membership or partnership interests or other ownership interests owned or held, directly or indirectly, by Northern Telecom Limited or any of its Affiliates (as defined above without regard to this proviso) shall also be deemed to be an Affiliate of Nortel and NTI; provided further that, for the purposes of Article VII, the Company shall not be deemed an Affiliate or a subsidiary of Nortel or NTI.

                  "Arris Loan Agreement" means the loan agreement dated November 17, 1995, as amended prior to and including the date hereof, among Nortel, Antec and the Company for the purpose of providing additional funding to the Company in excess of the Members' Capital Contributions.

                  "Arris Security Agreement" means the security agreement dated November 17, 1995, as amended of even date hereof, between Nortel and the Company pursuant to which the Company has granted Nortel a security interest in certain of its assets.

                  "Benefit Plan" means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA including without limitation all welfare, pension, profit sharing, retirement, stock purchase, stock option, stock bonus, severance or deferred compensation plans and (b) any other plans, funds, programs, policies, arrangements, practices, customs and understandings which provide benefits of economic value to employees or former employees (and/or their beneficiaries or dependents) other than Compensation.

                  "BTD Asset Contribution Agreement" has the meaning specified in the recitals hereto.

                  "BTD List of Products" has the meaning specified in the Second Framework Agreement.

                  "BTD Plan of Record" has the meaning specified in the Second Framework Agreement.

                  "BTD Products" means those products identified in the BTD List of Products and the BTD Plan of Record, as well as improvements and enhancements of such products as well as new and substitute products which perform substantially the same functions as such products, that are developed by the Company to provide narrowband and broadband services over a Hybrid Fiber Coaxial Cable Network.

                  "Budget" means the annual operating budget of the Company as approved by the Members Committee from time to time; provided that the Budget in effect as of the date hereof shall mean, in the aggregate, the separate 1999 budgets relating to the BTD Products and the Cornerstone Products, which are attached hereto as Exhibits B-1 and B-2, respectively, and the funding requirements for the Company, which is attached hereto as Attachment B-3.

                  "Business Scope" has the meaning specified in the recitals hereto.

                  "Capital Account" has the meaning specified in Section 2.03.

                  "Capital Contribution" means a contribution of Property by a Member to the capital of the Company pursuant to this Agreement.

                  "Carrying Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i)   The initial Carrying Value of any asset
contributed to the Company shall be such asset's gross fair market value at the time of such contribution;

                           (ii)  The Carrying Values of all Company assets
shall be adjusted to equal their respective gross fair market values upon an election by the Company described in Section 2.04(h);

                           (iii) If the adjusted basis of any asset acquired by
the Company is determined by reference to the adjusted basis of any other asset of the Company, the Carrying Value of the acquired asset shall be determined by reference to the Carrying Value of the other asset rather than its adjusted basis; and

                           (iv)  If the Carrying Value of an asset has been
determined pursuant to clause (i), (ii) or (iii) above, such Carrying Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes except that depreciation and amortization deductions shall be computed in accordance with subsection (i) of the definition of "Net Profits and Net Losses".

                  "Certificate" means the Certificate of Formation of the Company as filed with the Secretary of State of Delaware, as it shall be amended from time to time.

                  "Change of Control" has the meaning specified in Section 6.04(c).

                  "Charges" shall mean all costs to be reimbursed to Nortel by the Company pursuant to the Loaned Employee Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any amendatory or successor provision thereto.

                  "Commencement Date" has the meaning specified in Section 7.04(a).

                  "Company Benefit Plans" means those Benefit Plans in effect as of the date hereof and those Benefit Plans as established, terminated or modified pursuant to Section 3.03(s).

                  "Company Products" means, collectively, the BTD Products and the Cornerstone Products.

                  "Company Revenue" means the gross amount invoiced by the Company to customers (including, without limitation, Nortel, Antec and their respective Affiliates) for (i) shipments of BTD Products and (ii) services relating to the BTD line of business.

                  "Compensation" means remuneration, whether in cash or in kind, including but not limited to, base salary, hourly wage, bonus, commission, profit sharing or other incentive payment or allowance, which is paid substantially concurrently with an employee's performance of services.

                  "Competitor" means a significant competitor of a Member or any of its Affiliates in one or more of its principal lines of business, which for these purposes means a line of business accounting for more than 10% of such Member's gross revenues.

                  "Cornerstone List of Products" has the meaning specified in the Second Framework Agreement.

                  "Cornerstone Plan of Record" has the meaning specified in the Second Framework Agreement.

                  "Cornerstone Products" means those products identified in the Cornerstone List of Products and the Cornerstone Plan of Record, as well as improvements and enhancements of such products as well as new and substitute products which perform substantially the same functions as such products, that are developed by the Company to provide narrowband and broadband services over a Hybrid Fiber Coaxial Cable Network.

                  "Distribution Agreements" means (i) the distribution agreement dated November 17, 1995 between Antec and the Company, as amended, (ii) the distribution agreement dated March 31, 1999, between NTI and the Company, and
(iii) the international distribution agreement executed March 6, 1998, as amended of even date herewith, between NTI and the Company.

                  "Earnout Auditor" has the meaning set forth in Section
2.05(g).

                  "Earnout Calculation Date" means the date on which the Earnout Report is first delivered by the Earnout Auditor to the Company and to each of the Members.

                  "Earnout Date" means June 30, 2000.

                  "Earnout Share Agreement" means the Earnout Share Agreement between the Members dated of even date herewith.

                  "Earnout Event" means that Earnout Revenue exceeds $180 million.

                  "Earnout Report" has the meaning set forth in Section 2.05(g).

                  "Earnout Revenue" means the amount equal to the greater of (a) the aggregate End User Revenue booked, during the period from January 1, 1999 to and including the Earnout Date, by any Person making sales to which End User Revenue is attributable, and (b) Company Revenue booked, during the same period, by the Company; provided, however, that the Earnout Revenue for the period from April 1, 2000 to and including the Earnout Date shall be adjusted for the effect of any abnormal activities by the Company, the Members or their respective Affiliates that reasonably appear to be intended to manipulate the timing of revenue.

                  "End User Revenue" means the gross revenue attributable to sales of BTD Products and services relating thereto, in each case made by any of the Company, the Members and their respective Affiliates, during the period from January 1, 1999 to and including the Earnout Date, to any customer that is not an Affiliate of the Company or any Member.

                  "Employee" means any Legacy Employee, Hired Employee or other employee of the Company or any of its subsidiaries.

                  "End of Committed Funding" means the time as of which the aggregate principal amount of the Additional Loans made to the Company after the date hereof (other than any such Additional Loans deemed made by reason of accrual of unpaid interest and/or royalties) first reaches $40 million.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

                  "Event of Dissolution" has the meaning specified in Section 6.02.

                  "Fair Market Price" has the meaning set forth in Section 6.04(c).

                  "Fair Market Value" means (i) for all times from and after the date hereof and until the End of Committed Funding, the Implied Company Value, or (ii) for all times after the End of Committed Funding, the fair market value of the Company and its subsidiaries (as agreed by the Members within 30 days of the giving of the Notice referred to in Section 6.04(b)(ii) or, failing such agreement, as determined by a nationally recognized investment banking firm selected by the Non-Affected Member or by mutual agreement of the Members in accordance with the provisions of this Agreement).

                  "Fiscal Quarters" has the meaning specified in Section 4.03.

                  "Fiscal Year" has the meaning specified in Section 4.03.

                  "Formation Date" means the date that the Company is formed, as specified in Section 1.05.

                  "GAAP" has the meaning specified in Section 4.01.

                  "Hire Date" means the date on which a Hired Employee commences employment with the Company. In no event shall a Hired Employee's Hire Date precede the Commencement Date.

                  "Hired Employee" means a Prospective Employee who accepts an offer of employment made by or on behalf of the Company in accordance with
Section 7.04 and commences employment with the Company pursuant to this Agreement.

                  "Implied Company Value" means the value of equity of the Company as determined by an investment banking firm in accordance with Section 6.04(c), provided that such determination shall be made in accordance with the requirements of Sections 6.04(c)(I) and (II), and not in accordance with the requirements of Sections 6.04(c)(III) or (IV), provided further that in no case shall the determined value of the equity of the Company be less than $533 million or greater than $800 million.

                  "Indemnitee" has the meaning specified in Section 3.07(a).

                  "Intellectual Property Rights" means trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations of, and applications to register, the foregoing; inventions, discoveries and ideas, whether patentable or not; patents and applications for patents; non-public information, trade secrets and confidential information and rights to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not; copyrights; mask works; registrations or applications for registration of copyrights or mask work rights, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; in each case in any jurisdiction.

                  "Interest" means, in the case of Nortel, Nortel's 81.25% interest in the Company or any other percentage interest in the Company held by Nortel as a result of either a Transfer of a portion of its percentage interest pursuant to Section 2.05(c) or an adjustment of its percentage interest made pursuant to Section 2.05(d), (e) or (g) and, in the case of Antec, Antec's 18.75% interest in the Company or any other percentage interest in the Company held by Antec as a result of an adjustment of its percentage interest made pursuant to Section 2.05(d), (e) or (g) .

                  "Legacy Employee" means any employee of the Company as of the date hereof.

                  "Liquidating Member" has the meaning specified in Section 6.05(a).


                  "Loaned Employee Agreement" has the meaning specified in
Section 7.02.

                  "Loaned Employees" has the meaning specified in Section 7.02.

                  "Members Committee" has the meaning specified in Section 3.01(a).

                  "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, for a period (or from a transaction) as determined in accordance with Code Section 703(a) computed with the following adjustments:

                           (i)   Items of gain, loss, and deduction shall be
computed based upon the Carrying Values of the Company's assets rather than upon the assets' adjusted bases for federal income tax purposes, and, in particular, the amount of any deductions for depreciation or amortization with respect to an asset for a period shall equal such asset's Carrying Value multiplied by a fraction the numerator of which shall be the amount of depreciation or amortization with respect to such asset allowable for federal income tax purposes for such period and the denominator of which shall be such asset's adjusted basis;

                           (ii)  Any tax-exempt income received by the Company
shall be included as an item of gross income;

                           (iii) The amount of any adjustments to the Carrying
Values of any assets of the Company pursuant to Code Section 743 shall not be taken into account;

                           (iv)  Any expenditure of the Company described in
Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b) shall be treated as a deductible expense; and

                           (v)   The amount of gross income specially allocated
to any Members pursuant to Section 2.04(d), (e), (f) or (g) shall not be included in the computation.

                  "Non-Affected Member" has the meaning specified in Section 6.04(a).

                  "Nortel Indemnitees" shall, solely for the purposes of Article VII hereof, mean NTI and any of its Affiliates and their respective officers, directors, agents and employees.

                  "Notices" has the meaning specified in Section 8.01.

                  "Officers" has the meaning specified in Section 3.02(c).

                  "NTI" means Northern Telecom Inc.

                  "Optional Indemnitee" has the meaning specified in Section 3.07(b).

                  "Original Asset Contribution Agreement" means the Asset Sale and Contribution Agreement between NTI, Antec and the Company, dated as of November 1, 1995, relating to the initial contributions to the Company.

                  "Other Officers" has the meaning specified in Section 3.02(c).

                  "Person" means an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

                  "President" has the meaning specified in Section 3.02(a).

                  "Property" means any property, real or personal, tangible or intangible, including Intellectual Property Rights, money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

                  "Prospective Employees" has the meaning specified in Section 7.03.

                  "Representatives" has the meaning specified in Section
3.01(a).

                  "Second Framework Agreement" has the meaning specified in the recitals hereto.

                  "Securities" has the meaning specified in Section 3.04(c).

                  "Senior Employee" means the president of a subsidiary of the Company, any Employee who reports directly to the President of the Company or to the president of any subsidiary, or any Employee whose annual total targeted Compensation is greater than $200,000.

                  "Termination Date" has the meaning specified in Section 7.03.

                  "Transfer", with respect to any asset, means any direct or indirect sale, assignment, gift or other disposition or the creation of any lien, pledge, mortgage, security interest or other encumbrance, whether voluntary or by operation of law, by sale of stock or partnership interests or otherwise, or of any entity which directly or indirectly through one or more intermediaries holds such asset.

                  "Transferring Member" has the meaning specified in Section 2.05(b).

                  "Treasury Regulations" means the regulations promulgated by the U.S. Department of the Treasury under the Code.

                  "Triggering Events" has the meaning specified in Section 6.04(a).

                  "United States" means the United States of America, its commonwealth and territories, excluding Puerto Rico and the U.S. Virgin Islands.

                  "Vice President-Finance" has the meaning specified in Section 3.02(b).

                  Section 1.02. Name. The name of the Company shall be "Arris Interactive L.L.C."

                  Section 1.03. Principal Place of Business. The Company's principal place of business shall be Atlanta, Georgia, or such other place as the Members Committee shall determine from time to time.

                  Section 1.04. Purposes. The purposes of the Company shall be to conduct any lawful business, purpose or activity within the Business Scope. The activities of the Company in regard to Company Products shall be limited to the development, manufacture, and distribution and sale thereof through the Members (and, subject to certain distribution agreements to which the Company is a party, distribution and sale directly or through other parties) directly or through other parties. All risks and rewards relating to the Company's business, purpose and activity within the Business Scope shall be for the account of the Company only. The Company shall have the power to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purpose, and for the protection and benefit of its business.

                  Section 1.05. Duration. The Company was formed on November 9, 1995, upon the filing of a Certificate with the Office of the Secretary of State of Delaware pursuant to the Act (the "Formation Date") and shall continue until dissolved pursuant to Article VI.

                  Section 1.06. Limitation of Liability. The liability of each Member and each Employee of the Company to third parties for obligations of the Company shall be limited to the fullest extent provided in the Act and other applicable law.

                                   ARTICLE II
                  CAPITAL CONTRIBUTIONS; WITHDRAWAL OF CAPITAL;
                 LIMITATIONS ON DISTRIBUTIONS; CAPITAL ACCOUNTS;
            ALLOCATIONS; RESTRICTIONS ON TRANSFER; ADDITIONAL FUNDING

                  Section 2.01. Capital Contributions. (a) Prior to the date hereof, each Member has made the initial Capital Contributions required to be made by it on the Formation Date under the Original LLC Agreement.

                  (b) Contemporaneously herewith, Nortel has made a Capital Contribution of certain assets to the Company pursuant to the BTD Asset Contribution Agreement. The Carrying Values of the assets contributed to the Company pursuant to the BTD Asset Contribution Agreement is $133,333,333.

                  (c) The Company shall not, except as specified in the BTD Asset Contribution Agreement and the Original Asset Contribution Agreement, assume any liabilities, obligations or promises relating to any Property contributed by a Member as part of such Member's Capital Contribution made prior to or as of the date hereof. Each Member shall hold the Company harmless from any cost, loss, liability or expense paid or incurred by the Company as a result of any liability, obligation or promise for which the Company becomes liable as a result of its ownership of the Property contributed by such Member, except for any such costs, losses, liabilities or expenses that arise as a result of the use of such Property by the Company subsequent to its receipt thereof.

                  (d) In addition to the initial Capital Contributions made by each Member on the Formation Date and the Capital Contributions described in
Section 2.01(b), the Members shall make additional Capital Contributions at such times and in such amounts as may be determined by mutual agreement of the Members, unless (and to the extent) permitted by the provisions of Sections 2.05(d) or 2.05(e) or otherwise expressly provided elsewhere herein.

                  Section 2.02. Withdrawal of Capital; Limitation on Distributions. No Member shall be entitled to withdraw any part of its Capital Contributions to, or to receive any distributions from, the Company except as provided in Section 5.01 and Section 6.05. No Member shall be entitled to demand or receive (a) interest on its Capital Contributions or (b) any Property from the Company other than cash except as provided in Section 6.05(a). Without limiting the foregoing, and except as may be otherwise expressly provided in this Agreement, no Member shall be entitled to receive, pursuant to Section 18-604 of the Act or otherwise, any payment or other distribution in connection with such Member's resignation or other withdrawal from the Company; provided, however, that the provisions of this sentence shall not be construed to grant any Member any right to resign or otherwise withdraw from the Company except as may be expressly provided otherwise elsewhere in this Agreement.

                  Section 2.03. Capital Accounts. (a) The Company shall maintain a capital account for each Member (a "Capital Account"). Each Member's Capital Account shall be increased by:

                           (i)    the amount of any money contributed by the
Member to the Company;

                           (ii)   the fair market value of any Property (other
than money) contributed by the Member to the Company;

                           (iii)  the amount of Net Profits allocated to the
Member; and

                           (iv)   the amount of any Company liabilities assumed
or paid by the Member (or, the amount of any Company liabilities the distributed Property is subject to if Property is distributed to the Member by the Company);

and shall be decreased by:

                           (v)    the amount of any money distributed to the
Member by the Company;

                           (vi)   the fair market value of any Property (other
than money) distributed to the Member by the Company;

                           (vii)  the amount of Net Losses allocated to the
Member; and

                           (viii) the amount of any Member liabilities assumed
or paid by the Company (or, the amount of any Member liabilities contributed Property is subject to if Property is contributed to the Company by the Member).

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Regulations.

                  (b) The Capital Accounts of the Members as of March 31, 1999, after such Capital Accounts have been adjusted in accordance with Section 2.04(h) of this Agreement and Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and the BTD Asset Contribution Agreement are as follows:

                               Nortel $433,333,333
                               Antec $100,000,000

                  Section 2.04.  Allocation of Net Profits and Net Losses.
(a) Subject to Sections 2.04(d), (e), (f) and (g), which shall be applied first, Net Profits shall be allocated:

                           (i)     first, to any Members with negative Capital
Account balances, in proportion to such negative balances until such Capital Accounts equal zero;

                           (ii)    second, to Nortel or Antec, as the case may
be, until the Members' Capital Accounts are in the ratio of the Members' Interests in the Company; and

                           (iii)   the balance, if any, between the Members in
proportion to their Interests in the Company.

                  (b) Subject to Sections 2.04(d), (e), (f) and (g), which shall be applied first, Net Losses shall be allocated:

                           (i)     first, to any Members with positive Capital
Account balances, in proportion to such positive balances until such Capital Accounts equal zero;

                           (ii)    the balance, if any, between the Members in
proportion to their Interests in the Company.

                  (c) For purposes of making the allocations in Sections 2.04(a) and (b) above, each Member's Capital Account shall be increased by their share of minimum gain and partner nonrecourse debt minimum gain (determined pursuant to Treasury Regulations sections 1.704-2(g) and 1.704-2(i)(5)).

                  (d) In order to comply with the "alternate test for economic effect" set out in the Treasury Regulations and to ensure that the allocations set forth in Sections 2.04(a) and (b) are respected for federal income tax purposes, notwithstanding Sections 2.04(a) and (b) if any Member unexpectedly receives any adjustments, allocations, or distributions described in

Treasury Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its Capital Account (as computed in accordance with the rules of Treasury Regulation 1.704-1(b)(2)(ii)(c) and (d)(3)) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 2.04(d) shall be taken into account in computing subsequent allocations pursuant to this Section 2.04 so that the net amount of any item so allocated and all other items allocated to each Member pursuant to this Section 2.04 shall, to the extent possible, equal the net amount that would have been allocated to each such Member pursuant to the provisions of this
Section 2.04 if such unexpected adjustments, allocations or distributions had not occurred.

                  (e) In order to comply with certain Treasury Regulations and permit the Members to be allocated losses, deductions and expenditures attributable to a loan by the Company from a party that is not a Member (under circumstances in which no Member bears economic risk of loss for such loan), notwithstanding Sections 2.04(a) and (b), any income or gain in an amount equal to a decrease in "partnership minimum gain" of the Company shall be allocated to the Members that were allocated nonrecourse deductions or received distributions of proceeds attributable to "nonrecourse liabilities" of the Company in accordance with the "minimum gain chargeback" provisions of section 1.704-2 of the Treasury Regulations. The terms used in the preceding sentence shall have the meanings set forth in section 1.704-2 of the Treasury Regulations. Any special allocations of items of income or gain pursuant to this Section 2.04(e) shall be taken into account in computing subsequent allocations pursuant to this
Section 2.04 so that the net amount of any item so allocated and all other items allocated to each Member pursuant to this Section 2.04 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 2.04 if the allocations under this Section 2.04(e) had not been made.

                  (f) In order to comply with certain Treasury Regulations, notwithstanding Sections 2.04(a) and (b), any "partner nonrecourse deductions" for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the "partner nonrecourse debt" to which such partner nonrecourse deductions are attributable in accordance with Treasury Regulations section 1.704-2(i). In addition, in order to comply with certain Treasury Regulations, notwithstanding Sections 2.04(a) and (b), any income or gain in an amount equal to a decrease in "partner nonrecourse debt minimum gain" of the Company shall be allocated to the Members that were allocated partner nonrecourse deductions or received distributions of proceeds attributable to "partner nonrecourse debt" of the Company in accordance with the "minimum gain chargeback" provisions of section 1.704-2 of the Treasury Regulations. The terms in quotation marks in this Section 2.04(f) shall have the meanings set forth in section 1.704-2 of the Treasury Regulations. Any special allocations of items of income or gain pursuant to this Section 2.04(f) shall be taken into account in computing subsequent allocations pursuant to this Section
2.04 so that the net amount of any items allocated and all other items allocated to each Member pursuant to this Section 2.04 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 2.04 if the allocations under this
Section 2.04(f) had not been made.

                  (g) If after allocating any (realized or unrealized) Net Profits or Net Losses of the Company in the year of liquidation, the Member's Capital Accounts are not in the ratio of their Interests in the Company, to the extent available, gross income or deductions shall be allocated to and among the Members such that their Capital Accounts are in the ratio of their Interests in the Company.

                  (h) The Capital Accounts of the Members may be adjusted in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(f) to reflect the gross fair market value of the Company's property as determined by the Members, as of the following times: (i) the admission of a new Member to the Company or acquisition of an additional interest in the Company by an existing Member from the Company; (ii) the distribution by the Company of Property to a retiring or continuing Member in consideration for the retirement of all or a portion of such Member's Interest; (iii) the termination of the Company for federal income tax purposes pursuant to section 708(b)(1)(B) of the Code; and (iv) such other times as determined by the Members.

                  (i) For federal, state and local income tax purposes, items of income, gain, loss and deduction shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under this Section 2.04, except that items with respect to which there is a difference between tax and book basis (including, for example, contributed Property that had appreciated prior to its contribution to the Company) will be allocated in accordance with section 704(c) of the Code, the Treasury Regulations thereunder and Treasury Regulations sections 1.704-1(b)(4)(i) and 1.704-3.

                  Section 2.05.  Restrictions on Transfers; Changes in Interest.

                  (a) Neither Member may Transfer any Interest except in accordance with this Section 2.05, and any Transfer or attempted Transfer of a Member's Interest in contravention of the provisions of this Section 2.05 shall be null and void ab initio.

                  (b) A Member (the "Transferring Member") may Transfer all but not less than all of its Interest to (i) the other Member for a price and on terms and other conditions mutually agreeable to the Members or (ii) upon 30 days Notice to the other Member, to a wholly owned Affiliate of such Transferring Member, provided that, (A) prior to such Transfer, such Affiliate enters into a counterpart of this Agreement, (B) such Affiliate is sufficiently solvent to fulfill its commitments under this Agreement, (C) such Affiliate is not a Competitor of the other Member or any of its Affiliates or, in the case of Antec, Keptel, Inc., and (D) the Transferring Member guarantees the obligations of such Affiliate under this Agreement. Each Transferring Member shall ensure that before any wholly owned Affiliate to which it has Transferred its Interest under this Section 2.05(b) shall cease to be a wholly owned Affiliate, it shall cause such Affiliate to

Transfer such Interest back to the original Member or to another wholly owned Affiliate, subject to the conditions in this Section 2.05(b).

                  (c) In addition, Nortel may Transfer a portion of its Interest to any Person for a price and on terms and other conditions mutually agreeable to Nortel and such Person, provided that, (i) Nortel and its Affiliates shall collectively retain at least a majority interest in the Company, (ii) prior to such Transfer, such Person enters into a counterpart of this Agreement, and
(iii) such Person is not a Competitor of Antec.

                  (d) If, with respect to any Additional Loan, Antec has elected not to purchase a Mandatory Participating Interest (as defined in the Arris Loan Agreement) therein, Nortel shall, subject to Section 2.05(f), have the option, in its sole discretion, to (A) increase its Capital Contribution by contributing to the Company the amount of the Mandatory Participating Interest in connection with such Additional Loan, and after such contribution has been made, Nortel's and Antec's Interest shall be adjusted based upon the then current Fair Market Price determined in accordance with Section 6.04, and/or (B) exercise its rights under Section 6.04(a)(y).

                  (e) If, with respect to any Additional Loan, Nortel has elected not to make the Additional Loan then requested, Antec shall, subject to
Section 2.05(f), have the option, in its sole discretion, to (A) increase its Capital Contribution by contributing to the Company 100% the principal amount of such Additional Loan, and after such contribution has been made, Nortel's and Antec's Interest shall be adjusted based upon the then current Fair Market Price determined in accordance with Section 6.04, and/or (B) exercise its rights under
Section 6.04(a)(y).

                  (f) If the Fair Market Price is a negative amount, then the Member which has elected not to make an Additional Loan or to purchase a Mandatory Participating Interest, as the case may be, shall have the right to reverse its election within 10 days of the date of the determination of such Fair Market Price.

                  (g) As promptly as reasonably practicable after the Earnout Date (but in any event not later than 30 days thereafter), the Company and the Members shall cause the firm of independent certified public accountants then serving as the Company's auditors (the "Earnout Auditor") to commence an audit of the Earnout Revenue. Not later than 30 days after the commencement of such audit of the Earnout Revenue, the Earnout Auditor shall be required to deliver to the Company and the Members a report of such audit (the "Earnout Report"), setting forth (1) the Earnout Auditor's determination of the Earnout Revenue (which determination shall, subject to Section 2.05(h) below, be final and binding on the Company and the Members) and (2) such explanatory and supporting materials and documentation as may be reasonably necessary to substantiate such determination of the Earnout Revenue and explain calculation thereof in reasonable detail. If the Earnout Report indicates that an Earnout Event has occurred then, effective as of the Earnout Date, Nortel's Interest shall be recalculated so as to equal the sum of (A) Nortel's Interest in effect as of the Earnout Date without giving effect to the provisions of this Section 2.05(g), and (B) the lesser of (I) 6.25% or (II) the product of (x) 6.25% and (y) a fraction, the numerator of which is equal to the excess of Earnout Revenue over $180 million, and the denominator of which is equal to $120 million; and Antec's Interest shall equal 100% minus Nortel's Interest as so recalculated. Further, if the Earnout Report indicates that an Earnout Event has occurred, then Nortel shall have the right, exercisable by notice given to Antec and to the Company not later than 30 days after the Earnout Calculation Date, to elect, in Nortel's sole discretion, to require Antec to purchase the incremental increase in its Interest in the Company in exchange for Antec Common Stock, as further set forth in the Earnout Share Agreement. In the event Nortel exercises its rights to require Antec to purchase the incremental increase in Nortel's Interest as set forth in the preceding sentence, then, effective as of the Earnout Date, the Interests of the Members shall, by virtue of such purchase, be in the same percentages as if the adjustment pursuant to the formula in this Section 2.05(g) had not occurred.

                  (h) Within 10 days of delivery of the Earnout Report, either Member (a "Contesting Member") may request in writing that the other Member (the "Responding Member") provide a written explanation of any abnormal activities on the part of the Responding Member intended, in the reasonable opinion of the Contesting Member, to manipulate the timing of End User Revenue for the period from April 1, 2000 to and including the Earnout Date, describing in reasonable detail any such alleged abnormal activities explanation of which is being requested thereby. Within 15 days of receipt of such request, the Responding Member shall deliver to the Contesting Member an explanation of such alleged abnormal activities. If the Contesting Member is not reasonably satisfied with the explanation, then the President of NTI's Carrier Packet Solutions line of business and the Chief Executive Officer of Antec shall attempt to resolve such matter by mutual consent during the following 60-day period. Notwithstanding the foregoing, nothing in this Section 2.05(h) shall affect the right of Nortel to exercise its rights pursuant to Section 2.05(g) within 30 days after receipt of the Earnout Report, and nothing in this Section 2.05(h) shall modify the obligations of Antec under the Earnout Agreement. If the resolution of the allegation under this Section 2.05(h) results in a variance from the Earnout Report, the parties shall on a good faith basis adjust either Nortel's Interest or the earnout paid under the Earnout Agreement, as appropriate, accordingly.

                                   ARTICLE III
                                   MANAGEMENT

         Section 3.01. Members Committee. (a) Number; Qualification for Office. The Company shall be member-managed and shall not have "managers" within the meaning of the Act. The management of the Company's business shall be vested in the Members, who shall exercise such management authority through a committee (the "Members Committee"), which shall consist, as of the date hereof, of the individuals named on Exhibit A hereto (the "Representatives"), who shall act as representatives of their appointing Members. Nortel shall have the right to appoint five Representatives, Antec shall have the right to appoint two Representatives, and each Representative shall serve as such until such Representative's death, incapacity or resignation or until removed or replaced by such Representative's appointing Member. Each Member shall retain the right to replace its appointed Representatives at any time and in its sole discretion. Each Representative shall be a natural person. Exhibit A hereto shall be amended upon any change in the composition of the Members Committee.

                  (b) Representatives as Agents for Members. The Members hereby expressly acknowledge and agree that (i) each Representative is serving hereunder solely as, and shall act in all respects hereunder solely in the capacity of, an agent of the Member appointing such Representative, and (ii) no Representative in his capacity as such shall have any fiduciary or other similar duties or obligations to any other person or entity (other than the Member appointing such Representative) by virtue of the Members' execution or performance of the terms of this Agreement or such Representative's actions in his capacity as such (or, if complete elimination of such duties and obligations is deemed to be not permissible under the Act, then such duties and obligations shall be reduced to the maximum extent permissible); provided, however, that the provisions of this sentence shall have no effect on the terms of any relationship, agreement or arrangement between any Representative and the Member appointing such Representative. Without limiting the foregoing, no Representative shall have any liability to the Company or to any Member (other than the Member appointing such Representative) for any loss suffered by the Company or any such Member which arises out of any action or inaction of such Representative if (i) such Representative determined in good faith that such action or inaction was in, or was not opposed to, the best interests of the Company, or (ii) such Representative undertook such action or inaction pursuant to instructions of the Member appointing such Representative.

                  (c) Quorum; Powers. At least four Representatives, at least three of whom must be appointed by Nortel, at any time shall constitute a quorum of the Members Committee. Any Representative may give a power-of-attorney to any natural person to represent him at any regular or special meeting. Except as specified in Section 3.04, the Representatives shall act by the affirmative vote of at least four Representatives, at least three of whom must be appointed by Nortel, at any regular or special meeting of the Members Committee at which a quorum is present. The Representatives shall have the right and authority to take all actions which the Representatives deem necessary, useful or appropriate for the day-to-day management and conduct of the Company's business. All instruments, contracts, agreements and documents of whatsoever type executed on behalf of the Company shall be executed in the name of the Company by one or more Representatives on behalf of the Members Committee or officers of the Company; provided, that each of the Members agrees that it shall not, and shall not permit any of its Representatives to, take any action in the name or on behalf of the Company except in accordance with a validly adopted resolution of the Members Committee. Without limiting the generality of the foregoing, except as otherwise provided herein, the Representatives shall have full power and authority:

                           (i)    to engage independent agents, attorneys,
accountants and custodians as the Representatives deem necessary or advisable for the affairs of the Company;

                           (ii)   to open, maintain and close accounts,
including margin accounts, with brokers and banks, to pay the customary fees and charges applicable to transactions in those accounts, and to draw checks and other orders for the payment of money by the Company;

                           (iii)  to file, on behalf of the Company, all
required local, state and federal tax and other returns relating to the Company;

                           (iv)   to cause the Company to purchase or bear the
cost of any insurance covering the potential liabilities of the Representatives and any officer, associate, Employee or agent of the Company arising out of their actions on behalf of the Company or of an entity in which the Company has an investment or of which the Company is a creditor;

                           (v)    to commence or defend litigation or submit to
arbitration any claim or cause of action that pertains to the Company or any Company assets;

                           (vi)   to enter into, make and perform contracts,
agreements and other undertakings, and to do that which is advisable for, or as may be incidental to, the conduct of the business of the Company, including, without limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Member or with any other person, firm or corporation having any business, financial or other relationship with any Member or Members;

                           (vii)  to execute on behalf of the Company all
instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company's property, assignments, bills of sale, leases, partnership agreements, and any other instruments or documents necessary or appropriate, in the opinion of the Representatives, to the business of the Company;

                           (viii) to borrow money on behalf of the Company;

                           (ix)   to formulate and implement the Company's
client and engagement acceptance procedures;

                           (x)    to do and perform all other acts as may be
necessary or appropriate to the conduct of the Company's business; and

                           (xi)   to delegate the power and authority to take
any of the foregoing actions to any of the Representatives or Officers of the Company, subject to Sections 3.03 and 3.04.

                  (d) Meetings. The Members Committee shall hold regular meetings not less than four times per year at times to be determined by the Members Committee for the purpose of transacting any business, provided a quorum is present. Special meetings of the Members Committee may be called by any Representative, the President or the Vice President-Finance. Meetings of the Members Committee may be held at the principal office of the Company, or at such reasonable time and place as shall be designated in the notice of such meeting. Notice of any special meeting, and, except as the Representatives may otherwise determine by resolution, notice of any regular meeting, shall be mailed to each Representative at least five days before the day on which the meeting is to be held, or if sent by telecopy, or delivered personally or by telephone, not later than two days before the day on which the meeting is to be held. Any business may be transacted and any Company action may be taken at any regular or special meeting of the Members Committee at which a quorum shall be present, whether such business or proposed action is stated in the notice of such meeting or not.

                  (e) Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Members Committee may be taken by written consent of such number of Representatives as would be necessary to authorize or take such action at a duly convened meeting of the Members Committee, with the written consent filed with the minutes of the proceedings of the Members Committee.

                  (f) Meetings Through Use of Communications Equipment. Any meeting of the Members Committee, or any subcommittee of the Members Committee, may, except as otherwise provided by law, the Certificate or this Agreement, be conducted by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and the participation by any person in any such meeting by such means shall constitute presence in person at the meeting.

                  (g) Subcommittees. The Members Committee acting in accordance with the provisions of this Section 3.01 may establish one or more subcommittees of the Members Committee composed of one or more Representatives, and may delegate such power and authority of the Members Committee to such subcommittees as may be authorized by the resolution of the Members Committee, provided that no matter listing in Section 3.04 may be acted upon by any such subcommittee unless the resolution of the Members Committee establishing such subcommittee (i) grants such subcommittee the power and authority to do so, and (ii) is adopted by at least such number of Representatives as would be necessary to take action with respect to such matter at a duly convened meeting of the Members Committee.

                  (h) Observers. Each Member shall have the right to appoint one observer, and each observer shall serve until his death, incapacity or resignation or until he is removed or replaced by the Member which appointed him. Observers shall have the right to attend all meetings of the Members Committee and of any subcommittee thereof, shall be provided with timely notice of meetings pursuant to Section 3.01(d) and shall be provided with copies of materials provided to the Representatives in connection with such meetings.

                  Section 3.02  Officers.

                  (a) President. The president of the Company (the "President") shall initially be appointed by Nortel. Each President shall be appointed for an initial term of two years and may be reappointed. Nortel shall have the right, after consultation with Antec (provided that such consultation shall not be required if Antec's Interest is reduced below the lower of (i) 20% and (ii) Antec's Interest as of immediately after the effectiveness of this Agreement as it may be adjusted by operation of Section 2.05(g) (such lower percentage, the "Officer Threshold")), to dismiss any incumbent President and appoint any successor or replacement President.

                  (b) Vice President-Finance. The Vice President-Finance of the Company (the "Vice President-Finance") shall initially be appointed by Nortel. Each Vice President-Finance shall be appointed for an initial term of two years and may be reappointed. So long as any amount is outstanding under the Arris Loan Agreement, Nortel shall have the right, after consultation with Antec (provided that such consultation shall not be required if Antec's Interest is reduced below the Officer Threshold), to dismiss any incumbent Vice President-Finance and appoint any successor or replacement Vice President-Finance and, thereafter, provided (1) Antec's Interest has not been reduced below the Officer Threshold and (2) no amount is outstanding under the Arris Loan Agreement, Antec shall have the right, after consultation with Nortel, to dismiss any incumbent Vice President-Finance and appoint any successor or replacement Vice President-Finance.

                  (c) Other Officers. The Representatives may, from time to time, designate one or more persons to be officers of the Company other than the President or the Vice President-Finance ("Other Officers"; the President, the Vice President-Finance and the Other Officers, collectively, the "Officers"). Any Other Officer so designated shall have such authority and perform such duties as the Representatives may, from time to time, delegate to them.

                  (d) Duties. The Members Committee may assign titles to particular officers. Unless the Representatives decide otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to any restrictions on such authority imposed by the Representatives, the Act, the Certificate or this Agreement. Any number of offices may be held by the same person. No Officer need be a resident of the State of Delaware, a Member or a Representative. Any Officer may (but need not) be an employee of the Company, but no Officer other than the President and Vice President-Finance shall, unless the Members Committee determines otherwise, be required to devote substantially all of his professional time and attention to the business and affairs of the Company.

                  (e) Resignation and Removal. Each Officer shall hold office until his successor shall be duly designated and qualified or until his death or until he shall resign or shall have been removed in the manner herein provided. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Members Committee. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Subject to Sections 3.02(a) and (b), any Officer may be removed as such, either with or without cause, by the Members Committee whenever in their judgment the best interests of the Company will be served thereby. Any vacancy occurring in the office of any Other Officer may be filled by the Members Committee.

                  Section 3.03. Matters Requiring the Approval of a Majority of the Members Committee. Notwithstanding anything to the contrary contained in the Act or this Agreement (except as specifically provided in Section 3.04), the approval of the Members Committee given in accordance with Section 3.01 shall be required to approve or disapprove any of the following, in each case unless any such matter is specifically provided for in an approved Budget:

                  (a) the declaration of any annual or interim distribution of the Company;

                  (b) the appointment, suspension or removal of any Senior Employee (other than the President and the Vice President-Finance);

                  (c) the establishment of, or any material variation to, the terms of employment (including severance and other Compensation) of any Senior Employee;

                  (d) the adoption or alteration of the Budget and any other operating budget or capital expenditure plan of the Company or any subsidiary (provided, however, that the Budget for the period from the date hereof to and including the Earnout Date, attached hereto as Exhibits B-1 and B-2 and Attachment B-3, shall constitute the approved Budget for such period, and shall require no further approval or other action of the Members Committee except as the Members shall otherwise agree);

                  (e) any borrowing of the Company or any subsidiary (i) under the Arris Loan Agreement in an amount in excess of the amount provided for in an approved Budget (ii) during the term of the Arris Loan Agreement, any borrowing of any amount from any third party and

(iii) thereafter, any borrowing from any lender of an amount in excess of that provided for in an approved Budget

                  (f) the extension of credit by the Company or any subsidiary to any Person, other than extensions of credit to purchasers of goods or services from the Company or any subsidiary pursuant to agreements providing for payment by the purchaser on standard and usual terms and conditions, as the Members Committee may determine from time to time;

                  (g) the acquisition or Transfer by the Company or any subsidiary of the Securities of any other Person, including any subsidiary of the Company, but excluding the acquisition or Transfer of Securities in the ordinary course of treasury management;

                  (h) the acquisition or Transfer by the Company or any subsidiary of any (i) capital assets exceeding the estimated aggregate purchase price or aggregate realizable value, if any, set forth in an approved Budget for such real property or capital asset by 10% or more or exceeding a purchase price or realizable value of $250,000 for any individual item or (ii) real property (of whatever purchase price or realizable value and whether or not provided for in an approved Budget);

                  (i) the entry into or termination, amendment or modification of any agreement for the purchase of goods or services by the Company or any subsidiary which (i) involves payments of more than $500,000 in any Fiscal Year,
(ii) involves a commitment exceeding one calendar year or (iii) is on any non-standard or unusual terms and conditions, as the Members Committee may determine from time to time;

                  (j) the entry into or termination, amendment or modification of any agreement for the sale of goods or services by the Company or any subsidiary which (i) involves payments of more than $2.5 million in any Fiscal Year, (ii) involves a commitment of the Company exceeding three calendar years or (iii) is on any non-standard or unusual terms and conditions, as the Members Committee may determine from time to time;

                  (k) the entry into or termination, amendment or modification of any agreement to license, sublicense or otherwise Transfer any Intellectual Property Rights;

                  (l) the entry into or termination, amendment or modification of any commitment or contract that: (i) is other than in the ordinary course of business, (ii) is of a speculative nature or (iii) materially affects the financial position of the Company;

                  (m) the adoption of and any modification to the Company's accounting policies;

                  (n) the approval of the Company's annual financial statements;

                  (o) the entry into or termination, amendment or modification of any agreements or other arrangements with a Member of an Affiliate of a Member involving consideration in excess of $50,000;

                  (p) the appointment or removal of any outside legal counsel or investment banker that has provided substantial services to a Member or an Affiliate of a Member within the last 12 months;

                  (q) the giving of any guarantees, other than endorsements of checks or other negotiable instruments in the ordinary course of business, of the debts or obligations of any other person or entity;

                  (r) the making of any gifts, donations or charitable contributions in excess of $5,000 per annum;

                  (s) with respect to Employees, the (i) establishment of, or any non-technical amendment to, or termination of, any employee benefit plan as defined in Section 3(3) of ERISA, (ii) the establishment or termination of, or any material variation to, any Compensation plan or program, perquisite, Benefit Plan (other than an employee benefit plan as defined in Section 3(3) of ERISA), policy or procedure, except as required by law, or (iii) the adoption, modification or elimination of policies and procedures as may be appropriate for the operation of the Company;

                  (t) the establishment of incentive compensation or bonus plans for management-level Employees;

                  (u) the commencement of legal action against Members except to the extent that the basis of such legal actions is the alleged breach of a written agreement, warranty, guarantee or indemnification provision;

                  (v) the entry into any distribution or similar arrangement other than the Distribution Agreements;

                  (w) any decision regarding the commencement, extension or cessation of the manufacture or development of any products of the Company or any subsidiary;

                  (x) the commencement or settlement of any litigation or arbitration proceedings by the Company for an amount exceeding $100,000, excluding any benefit provided under the terms of Company Benefit Plans and claims involving receivables of the Company; or

                  (y) the entry into or termination, amendment or modification of any lease of real property by the Company or any subsidiary providing for annual rental payments in an amount greater than $50,000 or having a term greater than one year.

                  Section 3.04. Matters Requiring the Approval of a Supermajority of the Members Committee. Notwithstanding anything to the contrary contained in the Act or this Agreement (other than as set forth in Section 3.04(c) below), the affirmative vote of six of the Representatives of the Members Committee shall be required to approve or disapprove any of the following:

                  (a) any modification to the Certificate;

                  (b) the appointment or removal of the Company's auditors;

                  (c) the issue of, or grant of any option over, any membership or partnership interest, shares, stock, debentures or other securities ("Securities") in the Company or any subsidiary or the repurchase, voluntary redemption or pre-payment of any such Securities (except as otherwise provided in Article II and any other provision hereof requiring or permitting the making of Capital Contributions by any Member, subject to the different approval requirements therefor (if any) set forth in such Article or other provision);

                  (d) the Transfer of the whole or any substantial part of the business or assets of the Company or any subsidiary;

                  (e) any merger, split-up or reorganization of the Company or any subsidiary;

                  (f) the taking or refraining from taking of any action by or on behalf of the Company that would:

                      (A) enlarge the obligations of any Member, including requiring any additional contribution, assessment or payment by a Member, without the consent of such Member;

                      (B) adversely affect the federal or state income tax treatment to be afforded Members or adversely affect the liabilities of the Members;

                      (C) adversely affect the rights afforded Members pursuant to this Agreement; or

                      (D) cause the Company to become an entity other than a Delaware limited liability company;

                  (g) the conduct of any business other than as specified in the Business Scope; or

                  (h) the acquisition of any business or assets of another entity or person as a going concern;

and, in the case of any agreement to do any of the foregoing, any offer or bid with respect thereto, provided, however, if pursuant to Section 2.05(d) and/or 2.05(g) of this Agreement, Antec's Interest is reduced below the lower of (i) 15% and (ii) Antec's Interest as of immediately after the effectiveness of this Agreement as it may be adjusted by operation of Section 2.05(g), then subparagraphs (c), (d), (e), (g) and (h) of this Section 3.04 shall be deleted and such subparagraphs shall be added to Section 3.03 of this Agreement, and any matter set forth in any such subparagraph shall be approved or disapproved in accordance with the provisions of Section 3.03.

                  Section 3.05. Transactions with Members. The Company may engage in business with, or enter into one or more contracts for the furnishing to or by the Company of goods, services or space with, any Member (or their respective Affiliates, subsidiaries, directors, officers or employees), and may pay compensation in connection with such business, goods, services or space, if
(i) the relevant contract or transaction is made on terms consistent with the requirements of Treasury Regulations section 1.482-1(b) for arm's length transactions, or (ii) such contract or transaction has received the affirmative vote of six of the Representatives of the Members Committee.

                  Section 3.06. Conciliation Procedure. If the Members Committee is unable to approve a matter set out in Section 3.03 or 3.04 by the required number of votes of the Representatives, then any Representative may request each of the President of NTI's Carrier Packet Solutions line of business and the Chief Executive Officer of Antec to appoint a single delegate with full power and authority to resolve such disagreement. Such delegates shall then meet as necessary in order to discuss the matter and attempt to resolve such matter by mutual agreement. If such delegates fail to resolve the matter within 60 days of their appointment, then the President of NTI's Carrier Packet Solutions line of business and the Chief Executive Officer of Antec shall themselves attempt to resolve such matter by mutual consent during the following 60-day period.

                  Section 3.07. Company's and Members' Indemnification of Members, Representatives and Officers. (a) The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is a Representative or an Officer of the Company, or is or was serving at the request of the Company as a director or officer of any other Person (each, an "Indemnitee"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (i) with respect to any Indemnitee who is (or, at the time of such Indemnitee's action or omission giving rise to any such action, suit or proceeding, was) a Representative, he complied with the standards of conduct specified in the last sentence of Section 3.01(b), or (ii) with respect to any other Indemnitee, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful.

                  (b) In addition, the Company may indemnify any Person who is not an Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is an Employee or agent of the Company, or was serving at the request of the Company as an employee or agent of any other Person (each, an "Optional Indemnitee"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful.

                  (c) To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 3.07(a), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) To the extent that an Optional Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 3.07(b), or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (e) The Company may pay the expenses (including attorneys' fees) incurred by an Indemnitee or Optional Indemnitee in defending a civil, criminal, administrative or investigative action, suit or proceeding brought by a party against the Indemnitee or Optional Indemnitee in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee or Optional Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 3.07.

                  (f) Any indemnification under this Section 3.07 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee or Optional Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 3.07(a) and Section 3.07(b). Such determination shall be made (i) by a majority vote of the Representatives who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) if there are no such Representatives, or if such Representatives so direct, by independent legal counsel in a written opinion, or (iii) by the Members.

                  (g) The right of indemnification and reimbursement provided in this Section 3.07 shall be in addition to any rights to which an Indemnitee or Optional Indemnitee may otherwise be entitled and shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each Indemnitee and Optional Indemnitee.

                  (h) The rights to indemnification and reimbursement provided for in this Section 3.07 may be satisfied only out of the assets of the Company and to the extent of the Capital Contributions of the Members and none of the Members shall be personally liable for any claim for indemnification or reimbursement under this Section 3.07.

                  Section 3.08. Remedies. The remedies of the Members hereunder are cumulative and shall not exclude any other remedies to which a Member may be lawfully entitled. The Members acknowledge that all legal remedies for any breach of this Agreement may be inadequate, and therefore they consent to any appropriate equitable remedy.

                  Section 3.09. Waiver. The failure of any Member to insist upon strict performance of a covenant or condition hereunder shall not be a waiver of its right to demand strict compliance therewith in the future.

                  Section 3.10. Ratification and Authorization. Notwithstanding anything in this Agreement to the contrary, the execution and delivery by the Company of, and the exercise by the Company of its rights and powers and the performance by the Company of its obligations under the Distribution Agreements, the Original Asset Contribution Agreement, the BTD Asset Contribution Agreement, the Arris Loan Agreement, and the Arris Security Agreement, in each case as amended and/or restated to date, and any other agreements, instruments and documents contemplated by any of the foregoing agreements or necessary or incidental to the consummation of any transactions thereunder, and all actions taken by or on behalf of the Company prior to the date hereof, are hereby expressly authorized, approved, ratified and confirmed in all respects.

                                   ARTICLE IV
                     BOOKS; ELECTIONS; BUDGETS; FISCAL YEAR

                  Section 4.01. Administrative Services, Books, Records and Reports. The Members Committee shall cause to be performed all general and administrative services on behalf of the Company in order to assure that complete and accurate books and records of the Company are maintained at the Company's principal place of business showing the names, addresses and Interests of each of the Members, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs. Such books and records shall be maintained in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP"). To the extent practicable, the Company will follow the accounting and reporting practices of Nortel.

                  Section 4.02. Federal Income Tax Elections; Method of Depreciation; Classification for Tax Purposes. The Members Committee shall determine the method of depreciation to be utilized by the Company for tax purposes and all elections to be made by the Company for tax purposes; provided, however, in the event Nortel exercises its right under Section 2.05(g) to require Antec to purchase the incremental increase in Nortel's Interest in exchange for Antec Common Stock (as further set forth in the Earnout Share Agreement), then, unless otherwise directed in writing by Antec, the Members Committee shall cause the Company to file an election under Section 754 of the Code to provide for an adjustment to the basis of Company property. Nortel is hereby designated as the "tax matters partner" for all purposes of the Code. Each Member recognizes and intends that for federal income tax purposes, the Company will be classified as a partnership and that the Members Committee shall make any election by the Company necessary for such treatment.

                  Section 4.03. Fiscal Year; Fiscal Quarters. The fiscal year of the Company (the "Fiscal Year") shall end on December 31. Fiscal quarters will be calendar quarters ending March 31, June 30, September 30 and December 31 ("Fiscal Quarters").

                  Section 4.04. Reports. The Company shall furnish to each
Member:

                  (a) annual accounts not more than six business days after the end of each Fiscal Year;

                  (b) annual financial statements including a balance sheet, statement of operations, statement of retained earnings and cash flow statement together with notes to such financial statements prepared in accordance with GAAP and certified by the Company's accountants not more than 60 days after the end of each Fiscal Year;

                  (c) quarterly accounts not more than five business days after the end of each Fiscal Quarter; and

                  (d) monthly accounts not more than five business days after the end of each month.

                  Section 4.05. Annual Audit. The books of account, financial records and annual financial statements of the Company shall be audited annually at the Company's expense by a nationally recognized independent public accounting firm selected by the Members Committee.


                                    ARTICLE V
                                  DISTRIBUTIONS

                  Section 5.01. Distributions. Distributions shall be made at such time and in such amounts as determined by the Members Committee and shall, except as otherwise provided in Section 6.05, be made among the Members in cash or other property in proportion to their Interests; provided, that it is understood and agreed that no distributions shall be made at any time when any amount is outstanding under the Arris Loan Agreement.

                  Section 5.02. Restoration of Funds. Except as otherwise provided by law, no Member shall be required to restore to the Company any funds properly distributed to it pursuant to Section 5.01.

                                   ARTICLE VI
                          TERM; DISSOLUTION; WINDING UP

                  Section 6.01. Term. The initial term of the Company shall begin on the Formation Date and expire on December 31, 2005; provided, that such term shall be automatically extended for additional periods of five years each unless either Member notifies the other Member of its desire to terminate the Company as of the then current expiration date not later than December 31 of the previous year. Except by operation of the provisions of this Article VI or in connection with a Transfer by a Member of all of such Member's Interest in compliance with the provisions of Section 2.05, no Member shall have any right or power to retire, resign or withdraw from the Company without the prior written consent of the other Member, and any attempt by a Member to do so shall be null and void ab initio.

                  Section 6.02. Dissolution. The Company shall be dissolved upon the occurrence of any of the following (each, an "Event of Dissolution"):

                  (a) (i) The expiration of the term of the Company under
Section 6.01 and (ii) the failure of the Members to exercise their rights under
Section 6.03(a);

                  (b) The Transfer of all or substantially all the assets of the Company;

                  (c) In the event of bankruptcy of a Member, the failure by the other Member to exercise its rights under Section 6.04(a) within the time period specified in Section 6.04(b), unless not later than 90 days after the expiration of such time period such other Member elects to continue the business of the Company;

                  (d) The unanimous decision of the Members to dissolve the Company;

                  (e) (i) The failure of the Company, which for these purposes means the occurrence of an Event of Default under the Arris Loan Agreement, and
(ii) the failure of the Members to exercise their rights under Section 6.03(a);
or

                  (f) The election by both Nortel (as Lender) not to make Additional Loans and Antec not to purchase a Mandatory Participating Interest (as such terms are defined in and pursuant to Article XI of the Arris Loan Agreement) after the aggregate principal amount of the Additional Loans made subsequent to the date hereof is $52 million or more and the Fair Market Price in connection with such elections has been determined.

                  Section 6.03. Procedure in Case of Certain Events of Dissolution. (a) Upon the occurrence and continuance of either of the events referred to in Section 6.02(a)(i) or 6.02(e)(i), first Nortel, and then Antec shall have the right, subject to the conditions specified in Sections 6.03(b)-(d), to purchase the other Member's Interest.

                  (b) Upon the occurrence of an event referred to in Section 6.02(a)(i) or 6.02(e)(i), Nortel may, for a period of 60 days after the first occurrence (and during the continuance) of such event, exercise its right under
Section 6.03(a) by Notice to Antec, indicating its interest in purchasing Antec's Interest. If the Members are unable, prior to the expiration of 30 days after such Notice, to agree on an amount for which Nortel is willing to buy from Antec, and Antec is willing to sell to Nortel, Antec's Interest, free and clear of all pledges, liens, security interests or other encumbrances, the purchase price payable by Nortel for Antec's Interest shall be determined pursuant to the second sentence of Section 6.04(c).

                  (c) Upon the occurrence of an event referred to in Section 6.02(a)(i) or 6.02(e)(i), provided, Nortel has not timely given Notice to Antec that it will exercise its right under Section 6.03(a), Antec may, for a period of 60 days after the first occurrence (and during the continuance) of such event, exercise its right under Section 6.03(a) by Notice to Nortel, indicating its interest in purchasing Nortel's Interest. If the Members are unable, prior to the expiration of 30 days after such Notice, to agree on an amount for which Antec is willing to buy from Nortel, and Nortel is willing to sell to Antec, Nortel's Interest, free and clear of all pledges, liens, security interests or other encumbrances, the purchase price payable by Antec for Nortel's Interest shall be determined pursuant to the second sentence of Section 6.04(c).

                  (d) The closing of the purchase and sale of a Member's Interest (which Interest shall be Transferred in connection with such purchase and sale free and clear of all pledges,

Liens, security interests or other encumbrances) under this Section 6.03 shall be held on a business day designated by the purchasing Member upon not less than 10 business days' prior written Notice given on or after the date on which there is a determination of the purchase price pursuant to Section 6.03(b) or 6.03(c), as the case may be, but not later than 60 days after such date.

                  Section 6.04.  Procedure in Case of Certain Other Events.
(a) Upon the occurrence of the following events or conditions (the "Triggering Events"):

                           (i)      Any of the following material breaches:

                                    (A) at any time prior to the End of
                                    Committed Funding, the failure of Antec
                                    under the Arris Loan Agreement to satisfy the conditions set forth in either Section 11.02(b)(2)(X) or Section 11.02(b)(2)(Y) of the Arris Loan Agreement with respect to any Additional Loan;

                                    (B) at any time after the End of Committed
                                    Funding, the failure of Antec under the
                                    Arris Loan Agreement to satisfy the
                                    conditions set forth in either Section
                                    11.02(b)(2)(X) or Section 11.02(b)(2)(Y) of
                                    the Arris Loan Agreement if (1) Antec has elected not to purchase a Mandatory Participating Interest with respect to any Additional Loan and (2) a determination of the Fair Market Price in connection with such election has not then been completed;

                                    (C) the failure of Antec to pay the Company
                                    $1,000,000 or more for 180 days or more for amounts due the Company pursuant to any distribution agreements between Antec and the Company or any other contractual relationship between Antec and the Company, including any accrued interest for past due amounts arising therefrom which amounts are not being reasonably disputed by Antec; or

                                    (D) the occurrence of any other material breach of this Agreement by a Member that
                                    (1) is not capable of being cured, or (2) is capable of being cured and is not cured within 30 days after Notice thereof.

                           (ii)     a change of control of a Member;

                           (iii)    the bankruptcy of a Member; or

                           (iv) at any time after the End of Committed Funding,
the election by either Nortel not to make an Additional Loan or Antec not to purchase its Mandatory Participating Interest in any Additional Loan (except to the extent that the provisions of Section 6.04(a)(i)(B) apply to such election, in which case solely the provisions of such Section 6.04(a)(i)(B) shall govern); provided that with respect to a Triggering Event which occurs after the Earnout Date, such election is not withdrawn within 15 days from the date the Fair Market Price has been agreed upon or Notice has been given to the Members of the determination thereof, in each case as set forth in Section 6.04(c);

the other Member (the "Non-Affected Member") shall have the right (x) to request a determination of the Fair Market Price of its Interest and the other Member's Interest and (y) to purchase, at the Fair Market Price (or in the event of such purchase occurring by reason of a Triggering Event described in Section 6.04(a)(i), at an amount equal to 70% of the Fair Market Price), all of the other Member's Interest in the Company.

                  (b) (i) For Triggering Events occurring on or prior to the End of Committed Funding, a Member may exercise its rights under Section 6.04(a)(y) by Notice to the other Member given not later than 30 days after the occurrence of such Triggering Event (or, with respect to Triggering Events set forth in Section 6.04(a)(ii) or Section 6.04(a)(iii) not later than 30 days after the Non-Affected Member first receives actual notice of such Triggering Event), and (ii) for Triggering Events occurring after the End of Committed Funding, a Member may exercise its rights under Section 6.04(a)(y) by Notice to the other Member between the 16th and the 30th day from the date on which the Fair Market Price has been agreed upon or Notice has been given to the Members of the determination thereof, in each case as set forth in Section 6.04(c).

                  (c) If the relevant Triggering Event is set forth in Sections 6.04(a)(i), (ii) or (iii), the fair market price of any Member's Interest (the "Fair Market Price") shall be equal to the amount obtained by multiplying the Fair Market Value by such Member's Interest. If the Triggering Event is described in Section 6.04(a)(iv) above, or if Nortel or Antec has availed itself of the right provided to it under Section 6.03(b) or Section 6.03(c), as the case may be, the Fair Market Price shall be (X) if such Triggering Event occurs on or before the End of Committed Funding, deemed equal to the amount obtained by multiplying the Implied Company Value by the relevant Member's Interest, or (Y) if such Triggering Event occurs after the End of Committed Funding, determined by the investment banking firm of Donaldson, Lufkin and Jenrette, or other such firm mutually agreed to by the Members, in accordance with the following requirements: (I) in making the determination such firm shall assume that the Company and this Agreement have an indefinite term rather than a finite term as specified in this Article VI; (II) the determination of the Fair Market Value of the Company and its subsidiaries shall be made on an "equity" rather than an "enterprise" valuation basis; (III) the Fair Market Value of a Member's Interest shall be, if the difference between the enterprise value and the amount outstanding under the Arris Loan Agreement ("Balance") is a negative number, the product of (1) the Balance and (2) a fraction, the numerator of which, in the case of Antec, shall be the aggregate amount of participating interests purchased by Antec from the Lender under the Arris Loan Agreement and the aggregate accrued and unpaid interest on such amount ("Antec Amount"), and, in the case of Nortel, shall be the difference between the Balance and the Antec Amount ("Member Repayment Amount") and the denominator of which shall be the Balance, and, if the difference between the enterprise value and the Balance is a positive number, the sum of the (A) Member Repayment Amount and (B) the product of (i) such difference and (ii) the amount of the Member's Interest (expressed as a percentage); and (IV) the Fair Market Price so determined shall be valid for one year from the date of its completion unless a Fair Market Price is required in connection with Section 6.04(a)(y), in which event a new Fair Market Price shall be determined unless the prior one was completed within the immediately preceding 90 days. The fees and expenses of the investment banking firm making the determination of Fair Market Value or Fair Market Price hereunder will be paid by the breaching Member, in the case of a determination resulting from an event described in Section 6.04(a)(i), and otherwise such fees and expenses shall be borne by the Company. For purposes of this Section 6.04, a change of control shall be deemed to occur upon the direct or indirect acquisition by any Person (other than an Affiliate of Nortel, NTI or BCE Inc., in the case of Nortel, and other than an Affiliate of Anixter International Inc. or Tele-Communication, Inc., in the case of Antec) who is a Competitor of the other Member of Securities representing 20% or more of the voting rights attached to voting securities of such other Member and of the power to direct the management of a Member, whether by ownership of voting securities, by contract or otherwise (a "Change of Control").

                  Section 6.05. Winding up Affairs and Distribution of Assets.
(a) Upon dissolution of the Company, and in the absence of an election to continue the business of the Company pursuant to Section 6.02(c), one Member (the "Liquidating Member") shall proceed to wind up the affairs of the Company, liquidate the remaining Property and assets of the Company and wind up and terminate the business of the Company. In the event of the dissolution of the Company pursuant to Section 6.02(c), the Liquidating Member shall be the Non-Affected Member, and in all other cases, the Liquidating Member shall be Nortel. The Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by either or both of the following methods: (1) selling the Company assets and using the net proceeds therefrom to repay any Company liabilities (including, without limitation, all amounts outstanding pursuant to the Arris Loan Agreement) and, to the extent of any remainder, distributing the net proceeds to each Member in satisfaction of its Capital Account, as provided in Section 6.05(b); or (2) if both Members shall agree, after (but only after) repaying any Company liabilities (including, without limitation, all amounts outstanding pursuant to the Arris Loan Agreement), distributing the Company assets to the Members in kind and debiting the Capital Account of each Member with the fair market value of such assets, each Member accepting an undivided interest in the assets of the Company (subject to their liabilities) in proportion to and to the extent of each Member's positive Capital Account balance after allocating and crediting to the Capital Accounts the unrealized gain or loss to the Members as if such gain or loss had been recognized and allocated pursuant to Section 2.04.

                  (b) If the Company shall employ method (1) as set forth in
Section 6.05(a) in whole or part as a means of liquidation, then the proceeds of such liquidation shall be applied in the following order of priority: (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company to third parties, if any, in the order of priority provided by law or agreement; (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the Liquidating Member, by an escrow agent selected by the Liquidating Member) and at the expiration of such period as the Liquidating Member may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to debts of the Company to the Members (including, without limitation, any amount outstanding under the Arris Loan Agreement) or Representatives, their Affiliates and any fees and reimbursements payable under this Agreement; (v) fifth, only to the extent that the proceeds of liquidation have fully satisfied all amounts described in clauses (i) - (iv) of this Section 6.05(b), to the Members to the extent of their respective positive Capital Account balances (after such Capital Accounts have been adjusted pursuant to Section 2.04 for all Net Profits and Net Losses through the date of distribution and for unrealized Net Profits and Net Losses with respect to any assets distributed in kind) and
(vi) sixth, between the Members in proportion to their Interests in the Company.

                  (c) In connection with the liquidation of the Company, the Members severally, jointly, or in any combination upon which they may agree, shall have the first opportunity to make bids or tenders for all or any portion of the assets of the Company, and such assets shall not be sold to a third party except only for a price higher than the highest and best bid of a single Member, the Members jointly, or a combination of Members.


                                   ARTICLE VII
                       TERMS AND CONDITIONS OF EMPLOYMENT

                  Section 7.01. Legacy Employees. The terms and conditions of employment of Legacy Employees shall be governed by those Company Compensation plans, programs, policies or arrangements, Company Benefit Plans, and Company policies and procedures relating to Employees in effect as of the date of this Agreement, or as modified thereafter. No provision of this Section 7.01 or this Agreement shall confer upon any Employee, including, without limitation, Legacy Employees, his representatives, beneficiaries, successors, or assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including, but not limited to, any rights to employment or continued employment with the Company or any Company subsidiary. Nothing in Article VII or this Agreement shall preclude the Company or any Company subsidiary employing Legacy Employees from modifying any terms and conditions of employment of Employees, including, without limitation, Legacy Employees, after the date hereof except as expressly set forth in Sections 3.03(b), (c), (s) and (t).

                  Section 7.02. Employment Prior to Commencement Date. It is understood by the parties hereto that Nortel shall cause its relevant Affiliates and subsidiaries to supply the services


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

of certain of their employees listed on Schedule 7.02 ("Loaned Employees") to the Company commencing on the effective date of this Agreement pursuant to the Loaned Employee Agreement dated as of March 31, 1999, by and between NTI and the Company ("Loaned Employee Agreement"). Nortel, its Affiliates or its subsidiaries, as applicable, shall be the sole employer of the Loaned Employees while such employees supply services to the Company and, as such, shall compensate, provide benefits to and otherwise determine the terms and conditions of employment of such Loaned Employees during that period in accordance with such employer's Compensation plans, programs, policies or arrangements, Benefit plans, and other policies and procedures then in effect.

                  Section 7.03. Identification of Employees. On or before the fourty-fifth (45) calendar day immediately preceding the termination date of the Loaned Employee Agreement ("Termination Date"), Nortel shall provide to the Company a list of those Loaned Employees who, as of that date, are (i) employed by Nortel, its Affiliates or its subsidiaries and (ii) providing services to the Company pursuant to the Loaned Employee Agreement or, with respect to such employees on a leave approved by their employer, were providing such services at the time such leave commenced ("Prospective Employees"). Such list shall set forth the following information, to the extent permitted by applicable law, with respect to such Prospective Employees: full name, job title, job location, current base salary, outstanding bonus amounts under applicable staying bonus agreements, bonus eligibility under applicable bonus programs related to the Company's performance, employment status (active or on leave), home address, years of service, vacation accrual rate, accrued but unused vacation entitlement and such other information as mutually agreed by Nortel and the Company. Nortel warrants and represents that (a) information which it provides about Prospective Employees shall be true and complete, (b) that with the exception of [sales, marketing and sales support] personnel, the Prospective Employees constitute the employees involved in operating the Transferred Business (as defined in the BTD Asset Contribution Agreement) as of immediately prior to the effectiveness of this Agreement, and (c) the Prospective Employees are qualified to perform their individual responsibilities in all material respects.

                  Section 7.04. Offers of Employment to Prospective Employees.
(a) Conditions of Employment. On or before the tenth calendar day immediately preceding the Termination Date, the Company shall deliver to each Prospective Employee, except as otherwise mutually agreed by the Company and Nortel, by means of a letter, an offer of employment to commence as of 12:00 a.m. on the day immediately following the Termination Date ("Commencement Date"). Such letter shall be in a form mutually agreed to by the Company and Nortel and shall contain, at a minimum, those terms and conditions of employment set forth in
Schedule 7.04(b). On or before the fifth calendar day immediately preceding the Termination Date, the Company shall inform Nortel in writing of the identity of those Prospective Employees accepting and not accepting such offer of employment. Such offers of employment shall be conditioned on such Prospective Employees providing any legally required evidence of eligibility for employment and meeting such other requirements mutually agreed to by the Company and Nortel; provided, however, that the employment of such Prospective Employees shall not be conditioned upon their successful completion of employment, education or criminal history verification, drug or alcohol testing or similar employment screening processes. Except as provided in Section 7.04(c) with respect to Prospective employees on leave, the Company shall employ Prospective Employees accepting its employment offer and satisfying the conditions of such offer as of 12:00 a.m. on the Commencement Date and Nortel, its Affiliates or its subsidiaries employing such employees shall terminate their employment as of 11:59 p.m. on the Termination Date.

                  (b) Terms and Conditions of Employment. The Company's employment of Hired Employees as of the Hire Date shall, at a minimum, be on those terms and conditions set forth in Schedule 7.04(b). No provision of this
Section 7.04(b) or this Agreement shall confer upon any Employee, including, without limitation, Hired Employees, his representatives, beneficiaries, successors, or assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including, but not limited to, any rights to employment or continued employment with the Company or any Company subsidiary. Nothing in
Section 7.04(b) or this Agreement shall preclude the Company or any Company subsidiary employing Hired Employees from modifying any terms and conditions of Hired Employees after the Hire Date except as expressly set forth in Sections 3.03(b),(c), (s) and (t).

                  (c) Prospective Employees on Leave on Commencement Date. If a Prospective Employee accepting employment with the Company pursuant to Section 7.04(a) is on an approved leave of absence from employment with Nortel, its Affiliates or subsidiaries as of 11:59 p.m. on the Termination Date, such Prospective Employee's Hire Date shall be the first business day following the expiration of such leave if (i) the leave has not exceeded twenty-six (26) weeks from its commencement or, if longer, such other leave period as required by applicable law, (ii) such Prospective Employee's employment with Nortel, its Affiliates or subsidiaries continued through the period of such leave without termination, whether voluntary or involuntary, and (iii) such Prospective Employee otherwise satisfies the requirements of the Company's offer of employment. If any such Prospective Employee becomes a Hired Employee, the other provisions of this Article VII shall apply to such Hired Employee. The Company shall not be obligated to employ any Prospective Employee upon the expiration of an approved leave of absence if such Prospective Employee fails to meet any of the foregoing requirements. Except as otherwise provided in the Loaned Employee Agreement, Nortel, its Affiliates or subsidiaries shall be responsible for any benefits or other incidents of employment owing to such Prospective Employee during any such leave of absence.

                  (d) Employment Incentives. Nothing in this Section 7.04 or elsewhere in this Agreement shall preclude Nortel, its Affiliates or subsidiaries from providing additional incentives to a Prospective Employee who is the employee of Nortel, its Affiliates or subsidiaries as an inducement for such Prospective Employee to accept the Company's offer of employment, provided, such incentive is disclosed in advance to the Company and the Company has no objection to such incentive and any and all expense and liability with respect to such incentive (excluding any payments made pursuant to staying bonus agreements) shall be the sole responsibility of Nortel.

                  (e) Employment after Commencement Date. Except with respect to Prospective Employees whose employment with the Company commences after the Commencement Date pursuant to Section 7.04(c), the terms and conditions of employment set forth in this Section 7.04 shall not be applicable to Prospective Employees or other employees of Nortel, its Affiliates or subsidiaries who become Employees of the Company after the Commencement Date.

                  Section 7.05. Loaned Employees. Upon request by the Company, each Member, their subsidiaries and Affiliates may from time to time loan employees to the Company or any subsidiary on terms to be agreed.

                  Section 7.06. Credited Service. With respect to an Employee whose employment with the Company commences immediately upon termination of employment with Nortel, its Affiliates or its subsidiaries, such Employee's prior service recognized by such employers as of such termination of employment shall be recognized for purposes of each Company Benefit Plan, other than a qualified defined contribution or defined benefit plan (as defined in Section 401(a) of the Code and regulations issued thereunder), to the extent service is generally recognized by such Company Benefit Plan. Except as otherwise provided with respect to Hired Employees in Section 7.04(b) and as otherwise required by law, such prior service shall not be recognized for any purpose by the 401(k) plan adopted by the Company. No credited service shall be required for participation in the Company Benefit Plans by an Employee whose employment with the Company commences immediately upon termination of employment with Nortel, its Affiliates or subsidiaries.

                  Section 7.07. Plan Asset Transfer. Within twelve (12) months following the Commencement Date, the Nortel, its Affiliates or its subsidiaries, as applicable, may transfer, or may cause to be transferred, an amount in cash equal to the account balances of the Hired Employees then employed in their qualified defined contribution benefit plans to the Company's qualified defined contribution benefit plan.

                  Section 7.08. Post-Closing Employment Matters. (a) Solicitation of Employees. No Member or Member's Affiliate or subsidiary shall solicit for employment, offer employment to, or hire any Employee or any former Employee within one (1) year of such former Employee's termination date from the Company or any subsidiary unless such termination was involuntary or unless agreed to by the Company. Neither the Company nor any subsidiary shall solicit for employment, offer employment to, or hire any employee of a Member or a Member's Affiliate or subsidiary, other than a Prospective Employee pursuant to
Section 7.04, unless otherwise agreed to by such Member.

                  (b) Severance Benefits. The termination or other disposition of any Employee after the date hereof shall be the sole responsibility of the Company. Notwithstanding the foregoing, any Hired Employee who is terminated from employment with the Company or any subsidiary during the twelve (12) month period immediately following the Commencement Date, shall, to the extent in excess of any legally required severance or termination payments, be entitled to severance cash benefits, to be paid by the Company, at least equal to the severance cash benefits, if any, to which such Hired Employee would have been entitled under the severance plan or severance arrangements of Nortel, its Affiliates or its subsidiaries by which such employee was previously employed.

                  (c) Responsibility for Prior Compensation, Expenses or Benefits. Except as otherwise provided in Section 7.04(b) or under the Loaned Employee Agreement, the Nortel, its Affiliates or its subsidiaries, as applicable, shall be responsible for the payment of any Compensation, benefits or expenses owed to a Hired Employee based on such Hired Employee's employment with Nortel, its Affiliates or its subsidiaries prior to such Hired Employee's Hire Date. Nortel, its Affiliates or its subsidiaries shall provide payment to each of their respective former employees who become Hired Employees for any vacation time which accrued during their employment with such employer that has not been taken prior to their termination of employment with such employer and will not be paid by the Company pursuant to Section 7.04(b). Except as otherwise provided in this Section 7.08(c), obligations with respect to accrued benefits under any Benefit Plan maintained by Nortel, its Affiliates or its subsidiaries for any Employee or other employee's service recognized under their respective Benefit Plans shall remain the obligations of Nortel, its Affiliates or its subsidiaries.

                  (d) Employment Representations and Warranties and Indemnity By Nortel. Nortel, its Affiliates or its subsidiaries have complied with applicable statutes, laws, common law, codes, ordinances, rules, orders, regulations and decrees with respect to their employees who are Prospective Employees including, but not limited to, those governing wages and hours, wage payment, fair employment, occupational safety and health, workers compensation, labor and immigration, and there are no pending claims suits or other proceedings by or on behalf of or with respect to such Prospective Employees. There has not been any strike slowdown, picketing, work stoppage or other job action by any union or employees relating to the Prospective Employees and no collective bargaining agent has, or has sought or is seeking, representation rights with respect to the Prospective Employees. There is no contract of employment binding on Nortel, its Affiliates or its subsidiaries, with respect to any Prospective Employee. Subject to the provisions contained in Section 3.05, and except with respect to those matters for which the Company shall indemnify Nortel Indemnitees and those Charges for which the Company shall reimburse Nortel under the Loaned Employee Agreement, Nortel shall indemnify Antec, the Company and their respective Affiliates, subsidiaries, Representatives, officers, directors, employees, agents and representatives against, and shall hold them harmless from, any loss, liability, claim, damage or expense (including, without limitation, reasonable legal fees and expenses), as incurred from or in connection with or otherwise with respect to any matter relating to the employment or termination of employment by Nortel's Subsidiaries, their Affiliates or their subsidiaries, as applicable, of any Hired Employee, including without limitation claims related to salary, wages, benefits or employment discrimination.

                  (e) Employment Representations and Warranties and Indemnity By the Company. Subject to the conditions contained in Section 3.05, the Company shall indemnify Nortel and Nortel's Affiliates, subsidiaries, and their officers, directors, employees, agents and representatives against, and shall hold them harmless from, any loss, liability, claim, damage or expense (including without limitation reasonable legal fees and expenses), as incurred from or in connection with or otherwise with respect to any matter relating to the employment or termination of employment by the Company of any Employee, including without limitation claims related to salary, wages, benefits or employment discrimination, but excluding any claims for severance benefits arising as a result of termination of employment of Hired Employees from Nortel, its Affiliates or its subsidiaries as a result of their commencement of employment with the Company.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  Section 8.01. Notices. All notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "Notices") authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the Member or Representative to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by telex or telegram or electronic telecopier, addressed to the Member or Representative at his or her address. Any Member or Representative may change his or her address for the receipt of Notices at any time by giving Notice thereof to all of the other Members and Representatives.

                  Section 8.02. Certificate Requirements. From time to time the Members shall sign and acknowledge all such writings as are required to amend the Certificate or for the carrying out of the terms of this Agreement or, upon dissolution of the Company, to cancel such Certificate.

                  Section 8.03. Entire Agreement. Effective as of the date hereof, this Agreement supersedes all prior agreements and understandings among the Members with respect to the subject matter hereof.

                  Section 8.04. Modification. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by the Members.

                  Section 8.05. Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

                  Section 8.06. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 8.07. Further Assurances. Each Member shall execute such deeds, assignments, endorsements, evidences of Transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

                  Section 8.08. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Delaware.

                  Section 8.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  Section 8.10. Limitation on Rights of Others. No Person other than a Member shall have any legal or equitable right, remedy or claim under or in respect of this Agreement; provided, however, that, notwithstanding the foregoing, any Person entitled to indemnification hereunder shall, to the extent such Person is not a party hereto, be deemed to be a third party beneficiary hereof with respect to all matters relating to such indemnification, and shall be entitled to enforce any and all of such Person's rights relating to such indemnification as if such Person were a party hereto.

                  Section 8.11. Brokers and Finders. Each Member shall indemnify and hold all of the other Members and the Company harmless from and against any commission, fee or other payment due, or claimed to be due, to any broker, finder or other Person in connection with such Member's decision to invest in the Company.

                  Section 8.12. Number and Gender. As used in this Agreement, all pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

                  Section 8.13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns.

                  Section 8.14. Securities Laws. All offerings and Transfers of Interests shall be made in compliance with applicable federal and state securities laws. Each Member shall indemnify the other Members and the Company for any loss, cost, liability or damage arising from its breach of the foregoing sentence.

                  Section 8.15. Waiver of Partition. Each Member hereby waives its right to bring an action for partition of any of the Property owned by the Company or to apply to any court for dissolution of the Company.

         IN WITNESS WHEREOF, the Members have duly executed this Agreement as of the opening of business on the day and year first above written.


ANTEC CORPORATION                           NORTEL NETWORKS LLC

By:/s/ Lawrence Margolis                    By:/s/ F. Plastina
   ---------------------                       ------------------------
Name:                                       Name:
Title:                                      Title:


[Signature Page to Amended and Restated Limited Liability Company Agreement]